Exhibit 23(b)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-98239) and Form S-8 (File Nos. 033-47073, 333-06061, 333-27561, 333-72715, 333-76697, 333-104490, 333-124503 and 333-131466) of The Scotts Miracle-Gro Company of our report dated November 22, 2004 relating to the financial statements and financial statement schedule, which appears in this Annual Report on Form 10-K for the fiscal year ended September 30, 2006.
/s/ PricewaterhouseCoopers LLP
Columbus, Ohio
December 12, 2006